UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 17, 2024
DiamondRock Hospitality Company
(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Bethesda Metro Center, Suite 1400
Bethesda, MD 20814
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code): (240) 744-1150
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DRH	New York Stock Exchange
8.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	DRH Pr A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Release Agreements

On May 17, 2024 and May 21, 2024, DiamondRock Hospitality Company (the “Company”) entered into general release agreements with Troy G. Furbay and Mark W. Brugger, respectively (each, a “Release Agreement” and, collectively, the “Release Agreements”) in connection with the previously announced departures of Mr. Brugger as President and Chief Executive Officer of the Company and of Mr. Furbay as Executive Vice President and Chief Investment Officer of the Company, each effective as of April 15, 2024 (the “date of termination”).

Each of Messrs. Brugger’s and Furbay’s existing severance agreements with the Company required that they enter into such a release agreement with the Company. The Release Agreements provide for the following, among other matters:
•a pro-rata bonus for 2024 in the amount of $418,497 for Mr. Brugger and $154,076 for Mr. Furbay, in each case determined through the date of termination and calculated based on the executive’s target bonus for the 2024 fiscal year;
•a lump sum severance payment of $6,885,000 in the case of Mr. Brugger and $2,128,000 in the case of Mr. Furbay;
•continued health insurance coverage for the executive, his spouse and dependents until the earlier of eighteen months or the end of his eligibility for continued coverage;
•only with respect to Mr. Furbay, the reimbursement of up to $10,000 in attorney’s fees; and
•in lieu of previously conditionally approved equity awards for fiscal year 2024, a lump sum payment of $3,500,000 in the case of Mr. Brugger and $1,025,000 in the case of Mr. Furbay.

All cash payments owed to Messrs. Brugger and Furbay under their respective Release Agreement are payable within 30 days of the effective date of the relevant agreement.

In addition, each of Messrs. Brugger’s and Furbay’s outstanding equity awards will be treated as follows: (i) all restricted stock awards granted to the executive in 2022 that are subject to time-based vesting will vest immediately as of the date of termination; (ii) all performance stock units (“PSU”) awards granted to the executive in 2022 and 2023 that are subject to performance-based vesting conditions will remain eligible to be earned, but the executive will not receive any shares underlying the PSU awards until the end of the applicable performance period and the number of shares issued will equal the target amount for each PSU award; (iii) all long-term incentive units in DiamondRock Hospitality Limited Partnership (“DRH LP”), the Company’s operating partnership, granted to the executive in 2023 that are subject to time-based vesting will vest immediately as of the date of termination; and (iv) all restricted stock awards granted to the executive as special retention awards in 2021 that are subject to time-based vesting will vest immediately as of the date of termination.

The foregoing payments and benefits were conditioned upon a customary release of claims in favor of the Company and compliance with restrictive covenants and non-disclosure and non-disparagement covenants described in the Release Agreements. Additionally, Mr. Brugger’s Release Agreement restricts him from participating in certain activities relating to the Company for a period of five years.

This summary of the Release Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Release Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this report:
Exhibit No. Description
10.1     General Release Agreement, dated May 17, 2024, between Troy G. Furbay and DiamondRock Hospitality Company.
10.2*     General Release Agreement, dated May 21, 2024, between Mark W. Brugger and DiamondRock Hospitality Company.
101.SCH        Inline XBRL Taxonomy Extension Schema Document
101.CAL        Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF        Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB        Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE        Inline XBRL Taxonomy Extension Presentation Linkbase Document
104            Cover Page Interactive Data File

* Portions of this exhibit have been omitted pursuant to Rule 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Dated: May 23, 2024	By:	/s/ Briony R. Quinn
Briony R. Quinn
Executive Vice President, Chief Financial Officer and Treasurer